                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              Gregory S. Junkin, Paul D. Lockyer, Scott A. Junkin
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                               December 23, 1996

TO:     To Our Fellow Shareholders
FROM:   Gregory S. Junkin and Paul D. Lockyer

     We are writing to you concerning the letter, dated December 3, 1996, sent to you as shareholders of Golden Isles Financial Holdings, Inc. (the "Company"), by Mr. J. Thomas Whelchel and certain other members of the Company's Board of Directors (collectively, the "Whelchel Group"). This letter paints a picture of the Company and its subsidiaries which, if not considered in light of additional information, would lead anyone reading it to conclude that losses from the Company's subsidiaries, and expenses at the holding company, are unacceptably high and require further corrective action. In our view, however, the December 3, 1996 letter fails to put the performance of the Company and related issues in their proper perspective.

     The Whelchel Group contends that the losses at First Bank Mortgage Corporation ("FBMC") cannot continue, and therefore the Company must assess its options with respect to FBMC. In fact, the Whelchel Group has used these losses as a justification for shutting down FBMC transferring the remnants of the mortgage business to The First Bank of Brunswick (the "Bank") and thereby wasting a great deal of the Company's substantial investment in the mortgage business. We consider this action by the Whelchel Group to be a significant and unwise step in converting the Company from a diversified financial services business to a community banking institution. We have dissented from this action, which we consider to be in flagrant disregard of the Company's stated business strategy. We also believe that this action significantly jeopardizes the Company's prospects for long-term growth, in a short-sighted attempt to reduce short-term losses.

     The losses and expenses cited by the Whelchel Group in the December 3, 1996 letter should be considered in the following context. As you know, the Company operates through three subsidiaries, the Bank, FBMC and First Credit Service Corporation. While FBMC did have a reported operating loss of $543,435 before tax for the nine months through September 30, 1996, we think this figure does not, in a number of ways fully reflect FBMC's performance. First, it ignores the fact that during the same period, FBMC's operations generated approximately $360,000 in net interest income for the Bank. The Bank earned that income solely by virtue of FBMC's activities. FBMC's customers obtained short-term loans from the Bank for their own customers (at rates of interest higher than the Bank's borrowing cost), thereby generating net interest to the Bank. If that income were recognized in FBMC's financial statements, rather than the Bank's, FBMC's operating loss would be cut by almost two-thirds, to $183,435. Viewed another way, if FBMC had not been operating during that period, the Bank's pre-tax profit would have been reduced by $360,000 or about 42%. FBMC's operations clearly provided a significant benefit to the Bank (and thus to the Company) during this period, which should be considered in evaluating whether the mortgage banking business is a desirable business for the Company.

     Second, FBMC's operating loss also includes deductions for items that are not actual cash outlays incurred in running the mortgage banking business on an ongoing basis. For example, the operating loss includes $50,000 in reserves for possible future loan losses. These reserves do not represent an actual cash outlay for loan losses. The FBMC operating loss also includes, according to the Whelchel Group, approximately $65,000 in non-recurring restructuring expenses, which were incurred in carrying out the restructuring plan unanimously adopted, at our urging, by the entire Board, in early September. Although these amounts are cash outlays, they are non-recurring (one-time) expenses relating solely to the restructuring and not representative of future expenses expected in the mortgage banking operation, if continued in accordance with the September restructuring plan.

     Accordingly, we think that, when the loss from FBMC's operations is considered in light of the significant benefits FBMC provided to the Bank (and thus the Company overall), and further considered from a cash standpoint, the loss is reasonable given the start-up nature of FBMC's operations. Specifically, the Company's net cash outflow from the operations of FBMC (i.e., the reported operating loss reduced by the Bank's net interest income attributable to such operations, the non-cash reserve and the nonrecurring restructuring expenses) would be only $68,435 for the nine months ending September 30, 1996. The Requesting Parties have discussed the Company's net cash outflow for illustrative purposes only and are not suggesting that net cash outflow should be viewed as an alternative to GAAP operating income as an indicator of operating performance of FBMC.

     Equally important, FBMC management reported to the Board that on an operating basis for the month of October, 1996, FBMC made a profit and, even when the non-recurring restructuring costs are taken into account, broke even. This information suggests to us that, by October, FBMC had "turned the corner" on profitability. (It is our opinion that, had the Board confirmed to FBMC management the Board's support for the mortgage banking business on a stand-alone basis, FBMC would have continued to implement the restructuring plan and maintained or improved its profitability. However, the Whelchel Group failed to respond to management's request for such support, a number of employees have left the business and we understand FBMC may have slipped back into a loss position in November.) This situation also suggests to us that the Whelchel Group, first in failing to support FBMC and then in actively dismantling FBMC, is acting much like the misguided investor who buys high and sells low.

     We recognize that operating losses, even in the start-up phase of a business, require prompt corrective action. Like any start-up business, FBMC had to build an operating infrastructure before it had sufficient revenue to carry the cost of that infrastructure by itself. This necessarily resulted in losses. By mid-August 1996, FBMC had grown to a company of 40 employees and $1.5 million in revenue, with approximately $45 million in mortgage volume. We recognized prior to August that expenses were continuing to outstrip revenue, principally because of the lack of volume. With the unanimous support of the Board (including the Whelchel Group), we took action to restructure FBMC and discontinue the warehouse lending operations. As noted above, FBMC seems to have responded positively by moving to an apparent break even position in October.

     While we do not minimize the importance of managing costs during the start-up phase of an operation, we believe that the costs incurred by FBMC to date have been reasonable in light of the benefits actually realized by the Bank and the additional benefits that could have been derived by the shareholders from a stand-alone mortgage banking operation. We believe that mortgage banking is a natural line of diversification for the Company, building on the Bank as an anchor. The Bank's customers often need mortgage credit, thereby constituting one ready-made source of demand for FBMC's services. Mortgage banking also offers the Company the opportunity to enter into the mortgage portfolio servicing business, which would generate fee income and asset value. Mortgage banking is also a line of business expected to grow in the Southeast, given the area's continuing population increase.

     While we understand that the Whelchel Group proposes to continue the mortgage business as solely a brokerage business within the Bank, we do not believe this is an adequate substitute for a standalone mortgage banking subsidiary. First, we think it is unwise for the Bank itself to conduct mortgage banking activities, because they entail greater risks than typical banking activities. Second, it is more expensive to conduct mortgage banking within the Bank because the Bank must operate under stricter reserve requirements than a separate mortgage banking subsidiary. We believe that the reserve requirements are such that certain lines of business conducted by FBMC (particularly non-conforming mortgage wholesaling), would be impracticable for the Bank, given the probable reserve requirements. Third, the Bank may be less effective than a separate subsidiary in garnering mortgage business from other community banks, because such other banks may be reluctant to direct their customers to another bank, even for mortgage business which they do not offer. Lastly, we note that to our knowledge, community banks seldom engage in some of the most attractive aspects of mortgage banking, i.e., servicing and securitizing mortgage portfolios. We think the Company is more likely to pursue those aspects of the business if it is conducted through a free-standing subsidiary like FBMC. Indeed this is why we established FBMC as a free-standing subsidiary in the first place.

     In addition, the Whelchel Group seems to misunderstand the nature of the holding company's expenses. They assert that the holding company's expenses are excessive, given the Company's size and position. Of the $650,000 in non-interest expense at the holding company level through September 30, 1996, $112,000 was incurred for shareholder reporting and for issuing restricted stock compensation to all of the directors. Of the $538,000, over $380,000 consists of salaries, benefits and related taxes for the ten individuals employed by the holding company. The increase in personnel expense since 1995 is attributable to hiring a human resources executive, an information systems executive and an internal auditor/compliance officer. If these key personnel had not been hired, then non-interest holding company expense through September 30, 1996 (excluding shareholder reporting and director compensation costs) would be approximately $414,000, versus $441,000 for the nine-month period through September 30, 1995, a decrease of approximately $27,000 (6.1%), while during the same period the Company's assets grew approximately $28 million, an increase of more than 38%.

     This comparison suggests to us that non-interest expense at the holding company generally has been kept well under control, but allowed to increase in areas appropriate to the Company's growth, such as shareholder reporting and executive personnel. (We assume the increase in director compensation is considered appropriate by the Whelchel Group, which supported the issuance of the restricted stock, as did we.) Shareholder reporting expenses have increased because the Company nearly doubled the number of its shareholders from 1995 to 1996. New executives were hired in human resources, information systems and compliance positions. We disagree with the notion that hiring personnel in these positions is excessive. We think these executives are necessary to the proper management of current operations, and to the growth of the Company and its subsidiaries. Moreover, if the holding company were dissolved, the expenses for shareholder reporting, director compensation, the new executives and the rest of the holding company's personnel would be merely shifted back to the subsidiaries (largely to the Bank, which has the bulk of employees and operations), producing a reduction in the subsidiaries' profits, and resulting in no material effect on consolidated results.

     Our disagreement with the Whelchel Group goes beyond the issue of whether losses and expenses are unacceptably high. We have repeatedly advised the Whelchel Group that we believe FBMC's stand-alone mortgage banking business is important to the Company's long-term strategy of being a diversified financial services corporation, which strategy has been repeatedly communicated to the shareholders. Noting that FBMC had apparently "turned the corner" on profitability in October, we demanded that the Whelchel Group continue to operate FBMC, at least until the shareholders have had the opportunity to respond to the Whelchel Group's announcement of their decision to change the Company's focus from diversified financial services to community banking. We informed the Whelchel Group of our belief that it would be a waste of the Company's assets to dismantle FBMC now, at a time when it is apparently about to become profitable.

     Nevertheless, in spite of our demands and over our dissenting votes, the Whelchel Group decided, 5 to 2, at a Board meeting on December 9, 1996 to dismantle FBMC and transfer a handful of its personnel to the Bank. (It is unclear to us whether such Board meeting was properly called and therefore whether such action was effective, as one member of the Whelchel Group did not receive notice of the meeting.) The Whelchel Group had asked a consultant to evaluate the Company's options with respect to FBMC. At the December 9 Board meeting, the consultant presented in a preliminary report four options, one of which was to dismantle FBMC and conduct a limited mortgage brokerage business within the Bank. We were not given a copy of the preliminary report prior to the meeting. Rather than deferring action until we had an adequate opportunity to review and comment on the preliminary report (let alone receive a final report), the Whelchel Group acted immediately to dismantle FBMC. The day after the Board meeting, in writing, we again urged the Whelchel Group to defer action on FBMC. The Whelchel Group has apparently rejected this request and has begun firing FBMC employees. This action in disregard of the shareholders' best interests, as we view them, has caused us to seek a Special Meeting of shareholders, at which the shareholders can consider these issues and make such changes to the Board of Directors and the Company's bylaws as are necessary to carry out the shareholders' views. If you disagree, as we do, with the Whelchel Group's actions and strategy, please review the attached proxy materials and fill out the enclosed form to request a Special Meeting of the shareholders of the Company.

                                                               DECEMBER 23, 1996

                               GREGORY S. JUNKIN
                                PAUL D. LOCKYER
                                SCOTT A. JUNKIN

                 REQUEST SOLICITATION STATEMENT TO SHAREHOLDERS

                                       OF

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.

     This Request Solicitation Statement is being furnished to holders of the common stock, no par value ("Shares"), of Golden Isles Financial Holdings, Inc., a Georgia corporation (the "Company"), who were holders of record as of the close of business on December 23, 1996 (the "Record Date"). See "REQUEST PROCEDURE -- Record Date."

     This Request Solicitation Statement and the enclosed GREEN request card are first being furnished by Gregory S. Junkin ("Mr. Junkin"), Paul D. Lockyer ("Mr. Lockyer") and Scott A. Junkin ("Mr. Scott Junkin"; Mr. Junkin, Mr. Lockyer and Mr. Scott Junkin are referred to herein collectively as the "Requesting Parties"), to holders of Shares as of the Record Date (the "Record Holders") on or about December 23, 1996 in connection with the Requesting Parties' solicitation (the "Request Solicitation") of written requests ("Requests") from the Record Holders to require the Company to call a special meeting (the "Special Meeting") of the shareholders of the Company pursuant to Article 2,
Section 2.4 of the Company's By-laws (the "By-laws"), for the purpose of considering and voting on the proposals described below under the heading "THE SPECIAL MEETING PROPOSALS" (the "Special Meeting Proposals").

                                   IMPORTANT

     BY RETURNING THE GREEN REQUEST CARDS, 25% OF THE RECORD HOLDERS WILL BE ABLE TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING AT WHICH THE COMPANY'S SHAREHOLDERS MAY TAKE ACTIONS TO CAUSE A CHANGE OF CONTROL OF THE COMPANY'S BOARD OF DIRECTORS. FOR A DESCRIPTION OF THE ACTIONS PROPOSED TO BE TAKEN AT THE SPECIAL MEETING AND CERTAIN EFFECTS THEREOF SEE "THE SPECIAL MEETING PROPOSALS."

     In order for the Record Holders to require the Company to call the Special Meeting, valid, unrevoked GREEN Request cards must be executed by Record Holders holding at least 25% of the Shares issued and outstanding and entitled to vote as of the Record Date. Requests in connection with this Request Solicitation must be delivered to Mr. Junkin, for delivery to the Company, on or before January 15, 1997, or such later date as the Requesting Parties may from time to time establish in accordance with the procedures set forth below under "REQUEST PROCEDURE -- Request Due Date" (January 15, 1997 or such later date is referred to herein as the "Request Due Date").

     The primary purpose of this Request Solicitation is to obtain Requests from the requisite number of Record Holders to require the Company to call the Special Meeting to provide the shareholders of the Company the opportunity to consider and vote on the Special Meeting Proposals, which, if approved, would result in, among other things, placement on the Company's Board of Directors (the "Board") of nominees of the Requesting Parties and the possible removal of certain existing members of the Board. The Requesting Parties, who currently serve as members of the Board, believe that by requiring the Company to call the Special Meeting and approving the Special Meeting Proposals, the shareholders of the Company can prevent a group of directors that has taken control of the existing Board and appointed Mr. J. Thomas Whelchel as interim chairman (the "Whelchel Group") from taking, over the dissenting votes of Mr. Junkin and Mr. Lockyer, further action to limit the Company's scope of operations and to adopt a "community bank" orientation in opposition to what the Requesting Parties believe to be the historical purpose of the Company. See "BACKGROUND OF THE REQUEST SOLICITATION."

     BY REQUIRING THE COMPANY TO CALL THE SPECIAL MEETING, THE COMPANY'S SHAREHOLDERS WILL SECURE THE OPPORTUNITY TO EXPRESS TO THE BOARD THEIR VIEWS ON THE DIRECTION AND ORIENTATION OF THE COMPANY BY VOTING ON THE SPECIAL MEETING PROPOSALS AT THE SPECIAL MEETING. THE REQUESTING PARTIES BELIEVE THAT THIS IS PARTICULARLY IMPORTANT IN LIGHT OF RECENT ACTIONS TAKEN BY THE WHELCHEL GROUP WHICH THE REQUESTING PARTIES BELIEVE ARE NOT IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS. SEE "BACKGROUND OF THE REQUEST SOLICITATION."

     THE REQUESTING PARTIES STRONGLY URGE YOU TO SIGN, DATE AND RETURN TO MR. JUNKIN, AT THE ADDRESS INDICATED ON THE ENCLOSED POSTAGE PRE-PAID ENVELOPE, THE ENCLOSED GREEN REQUEST CARD IN ORDER TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING. RECORD HOLDERS SHOULD NOT DELIVER REQUEST CARDS DIRECTLY TO THE COMPANY.

     THE PURPOSE OF THIS SOLICITATION IS TO OBTAIN SUFFICIENT WRITTEN REQUESTS FROM SHAREHOLDERS OF THE COMPANY TO CALL A SPECIAL MEETING. IT IS NOT THE PURPOSE OF THIS SOLICITATION TO SOLICIT PROXIES TO VOTE ON THE PROPOSALS WHICH WOULD BE PRESENTED AT THE SPECIAL MEETING. IF THE SPECIAL MEETING IS CALLED, THE REQUESTING PARTIES WILL DISTRIBUTE SEPARATE PROXY MATERIALS SOLICITING PROXIES TO VOTE ON THE SPECIAL MEETING PROPOSALS. THE SIGNING OF A WRITTEN REQUEST BY A SHAREHOLDER WILL NOT AFFECT THE ABILITY OF THAT SHAREHOLDER TO VOTE FOR OR AGAINST ANY OF THE PROPOSALS PRESENTED AT THE SPECIAL MEETING.

     Questions and requests for assistance in completing or delivering Request cards may be directed to Mr. Junkin or Mr. Lockyer at the following addresses and telephone numbers:

              Gregory S. Junkin                               Paul D. Lockyer
               P.O. Box 30297                               311 Dunbarton Drive
          Sea Island, Georgia 31561                  St. Simons Island, Georgia 31522
               (912) 638-4447                                 (912) 638-2381

                              THE SPECIAL MEETING

     The Requesting Parties are seeking Requests from Record Holders owning at least 25% of the Shares issued and outstanding and entitled to vote in order to require the Company to call the Special Meeting pursuant to the By-laws for the purpose of considering and voting on the Special Meeting Proposals described below under "THE SPECIAL MEETING PROPOSALS". The Requests solicited hereby expressly include a designation of Mr. Junkin as the "Officer of Persons Calling the Meeting," granting him the right pursuant to Article 2, Section 2.5 of the By-laws to deliver or direct the delivery of the notice of the Special Meeting (the "Special Meeting Notice") which will set forth the place, date and hour of such Special Meeting. Mr. Junkin currently intends to deliver the Special Meeting Notice promptly following the date on which he delivers the requisite number of valid, unrevoked Requests to the Company (the "Request Delivery Date"). The Special Meeting Notice will specify as the date of the Special Meeting, a date which is no less than 10 nor more than 60 days after the Special Meeting Notice is given. The record date for determining the shareholders of the Company entitled to notice of and to vote at the Special Meeting shall be the date of delivery of the Special Meeting Notice.

     THE PURPOSE OF THE SPECIAL MEETING IS TO PROVIDE SHAREHOLDERS OF THE COMPANY THE OPPORTUNITY TO CONSIDER AND VOTE ON THE SPECIAL MEETING PROPOSALS.

                     BACKGROUND OF THE REQUEST SOLICITATION

     In May 1989 and May 1994, the Company raised money from the shareholders through public offering of its common stock on the basis of a business plan for the Company which provided, first, for the establishment of The First Bank of Brunswick (the "Bank") and then with the Bank as an anchor, the development of the Company into a diversified financial services company through the establishment or acquisition of other businesses involving commercial banking, mortgage origination and consumer finance, as well as other financial services. In addition, the business plan contemplates a reasonable level of geographic diversity and the prospectus relating to that 1994 offering contemplated an expanded regional focus, generally concentrating in Southeast Georgia and Northwest Florida, with certain products to be made available in selected markets outside of this region. In October 1996, the Company was in the process of implementing this business plan. Under the leadership of Mr. Junkin and Mr. Lockyer, the Company established the Bank and managed it through losses anticipated in the start-up phase to a position of profitability. In addition, the Company had begun its promised diversification through establishment of the First Credit Service Corporation, a consumer financing subsidiary (the "FCC"), and the First Bank Mortgage Company, a mortgage banking subsidiary (the "FBMC"), and, in the opinion of the Requesting Parties, these two entities were coming to the end of their start-up phases and were beginning to turn profitable. However, at just this point, the Whelchel Group took control of the Board of Directors and determined to make a change in the direction of the Company's activities, stating that the Company had "deviated from the original mission of providing banking and financial services to local communities."

     On October 17, 1996, the Board removed Mr. Junkin and Mr. Lockyer, as Chief Executive Officer and Chief Operating Officer, respectively, of the Company and elected Mr. J. Thomas Whelchel, Vice Chairman of the Company, to serve as Chief Executive Officer of the Company and its subsidiaries. Mr. Whelchel, thereafter on October 25, 1996, sent a letter to the shareholders of the Company informing them of the Board's decision to make a change of management and its proposal to make what the Requesting Parties believe to be a significant change in the direction of the Company's activities.

     Dissatisfied with the change in the direction of the Company's activities proposed by the Whelchel Group, on November 14, 1996, Mr. Junkin sent a letter (the "November 14 Letter") to the shareholders of the Company outlining the reasons for his dissatisfaction. This letter is attached hereto as Schedule III.

     Concurrently with the mailing of the November 14 Letter, the Requesting Parties filed a Schedule 13D with the Securities and Exchange Commission (the "Commission") stating that they were dissatisfied with the actions of the Whelchel Group and that they had sent the November 14 Letter to the shareholders. The Requesting Parties also stated that, although they had no specific plans or proposals therefor, depending upon the response of the Whelchel Group to the November 14 Letter, the Requesting Parties might find it necessary to seek the removal of certain members of the Whelchel Group from the Board or the election of their own nominees to the Board which could involve a change in the number of directors constituting the full Board.

     On December 3, 1996, the Whelchel Group sent a second letter to the shareholders of the Company (the "December 3 Letter"), describing the financial condition of the Company and implying that losses from the Company's subsidiaries and expenses at the holding company level were unacceptably high and required more corrective action. The Requesting Parties believe that the letter is unfair and misleading because it fails to discuss the financial statements of the Company and related issues in the proper context. In the cover letter to this Request Solicitation, Mr. Junkin and Mr. Lockyer have endeavored to discuss in context the figures provided by the Board in its December 3 Letter and in so doing in their view have provided the shareholders with a more accurate description of the financial condition and prospects of the Company and its subsidiaries.

     Shortly after sending the December 3 Letter, on December 9, 1996, by a vote of 5 to 2, the Board made an official decision to dismantle FBMC and transfer the remnants of the mortgage business to the Bank. During the week of December 9, 1996, Messrs. Whelchel and Hodges began firing FBMC employees. The Board action was taken over the objections of Mr. Junkin and Mr. Lockyer who emphasized to the Board their beliefs that the action was being taken just after FBMC had apparently "turned the corner" on profitability in October and that it was in opposition to the best interests of the shareholders of the Company because it would result in a waste of a great deal of the Company's substantial investment in the mortgage business and would be inconsistent with the business plan used by the Company to raise money from the shareholders. The Requesting Parties do not believe that the continuance of the mortgage business within the Bank is an adequate substitute for a stand-alone mortgage banking subsidiary, which would enjoy more flexibility and could in many ways be operated more efficiently. See the Cover Letter to this Request Solicitation.

     The action to dismantle the FBMC has caused the Requesting Parties to seek a Special Meeting of shareholders, at which the shareholders may consider the issue of the direction to be taken by the Company and make such changes to the Board of Directors and the Company's bylaws as are necessary to carry out the shareholders' views.

                         THE SPECIAL MEETING PROPOSALS

     THE PURPOSE OF THIS SOLICITATION IS TO OBTAIN SUFFICIENT WRITTEN REQUESTS FROM SHAREHOLDERS OF THE COMPANY TO CALL A SPECIAL MEETING. IT IS NOT THE PURPOSE OF THIS SOLICITATION TO SOLICIT PROXIES TO VOTE ON THE PROPOSALS WHICH WOULD BE PRESENTED AT THE SPECIAL MEETING. IF THE SPECIAL MEETING IS CALLED, THE REQUESTING PARTIES WOULD DISTRIBUTE SEPARATE PROXY MATERIALS SOLICITING PROXIES TO VOTE ON THE SPECIAL MEETING PROPOSALS. THE SIGNING OF A WRITTEN REQUEST BY A SHAREHOLDER WILL NOT AFFECT THE ABILITY OF THAT SHAREHOLDER TO VOTE FOR OR AGAINST ANY OF THE PROPOSALS PRESENTED AT THE SPECIAL MEETING.

     At the Special Meeting, the Requesting Parties intend to ask the shareholders of the Company to consider and vote on Proposal A, as set forth below, and, if Proposal A is not adopted in its entirety, Proposal B, as set forth below (the "Special Meeting Proposals").

  Proposal A:

          (i) that the number of members constituting the full Board be fixed at six (a decrease of two members);

          (ii) that each of J. Thomas Whelchel, Michael D. Hodges, C. Kermit Keenum and L. McRee Harden be removed as members of the Board;

          (iii) that the By-laws be amended to clarify that the shareholders of the Company shall have the right to fill a vacancy on the Board (created by the removal of a director) at a special meeting or an annual meeting; and

          (iv) that the two nominees of the Requesting Parties identified in the proxy material of the Requesting Parties to be distributed in connection with the Special Meeting as the "Proposal A Nominees" be elected to fill the two vacancies on the Board.

  Proposal B:

          (i) that the number of members constituting the full Board be fixed at 13 (an increase of five members); and

          (ii) that the five nominees of the Requesting Parties identified in the proxy material of the Requesting Parties to be distributed in connection with the Special Meeting as the "Proposal B Nominees" be elected to fill the five vacancies on the Board resulting from the increase in the number of directors.

     The details regarding the Special Meeting Proposals, including the specific text thereof, will be set forth in the proxy materials of the Requesting Parties to be distributed in connection with the Special Meeting. Although the Requesting Parties do not presently expect any other proposed matters to be included in the notice of the Special Meeting (the "Special Meeting Notice"), the Requesting Parties specifically reserve the right to include in the Special Meeting Notice such other matters as they may deem necessary, advisable or appropriate.

     The Special Meeting Proposals are intended to prevent the Whelchel Group from taking further actions to limit the Company's scope of operation and to adopt a "community bank" orientation in opposition to the historical purpose of the Company to become a more diversified financial services company. The purpose of changing the size of the Board and filling the vacancies created either by the removal of certain members of the Whelchel Group from the Board or the increase in the size of the Board with the Requesting Parties' Nominees (as defined below) is to place on the Board directors who, as are Mr. Junkin and Mr. Lockyer, are committed, subject to their fiduciary duties, to a business plan for the Company which, consistent with the Requesting Parties' understanding of the historical purpose of the Company, would permit the Company to become a diversified financial services company operating in Georgia, other sections of the Southeast and in other geographic areas offering attractive opportunities. Unless the Special Meeting is called and the Special Meeting Proposals are approved, the Requesting Parties believe that the Whelchel Group would be in a position to continue to take actions in opposition to this business plan by majority vote over the dissenting votes of Mr. Junkin and Mr. Lockyer. For a discussion of such actions taken previously by the Board, see "BACKGROUND OF REQUEST SOLICITATION."

     The Requesting Parties have not yet designated the Proposal A Nominees or the Proposal B Nominees (collectively, the "Requesting Parties' Nominees"). The Requesting Parties intend to identify the Requesting Parties' Nominees and provide all pertinent information regarding their background in the Requesting Parties' proxy solicitation material to be distributed in connection with the Special Meeting.

     Pursuant to the Articles of Incorporation of the Company and the By-laws, a quorum shall be deemed constituted at a Special Meeting if holders of not less than one-third of the shares of Common Stock outstanding and entitled to vote at such Special Meeting are present in person or by proxy. If a quorum is present at the Special Meeting, the shareholders of the Company may remove members of the Board by a vote of two-thirds of the shares of Common Stock entitled to vote in an election of directors and they may amend the By-laws by a vote of a majority of all shares entitled to elect directors. The shareholders may fix the number of directors constituting the full Board (which must be at least 3 and not greater than 25) and elect new directors to fill newly created vacancies by a vote of a majority of the shares of the Common Stock represented by holders present at the meeting in person or by proxy. Once elected to the Board, each director shall serve until the annual meeting and thereafter until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

     THE REQUESTING PARTIES STRONGLY URGE YOU TO SIGN, DATE AND RETURN TO MR. JUNKIN THE ENCLOSED GREEN REQUEST CARD AT THE ADDRESS INDICATED ON THE ENCLOSED POSTAGE PRE-PAID ENVELOPE IN ORDER TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING.

     A REQUEST TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING IS ONLY EFFECTIVE IF EXPRESSED BY RECORD HOLDERS OWNING AT LEAST 25% OF THE SHARES ISSUED AND OUTSTANDING AND ENTITLED TO VOTE. THE FAILURE TO EXECUTE A GREEN REQUEST CARD HAS THE SAME EFFECT AS OPPOSING THE CALL OF THE SPECIAL MEETING.

                               REQUEST PROCEDURE

     In order to request the call of the Special Meeting, a Record Holder should
(1) mark the "REQUEST" box on the enclosed GREEN Request card, (2) sign and date the GREEN Request card and (3) mail it to Mr. Junkin in the enclosed postage-prepaid envelope. To be effective, the GREEN Request card must bear the signature of the Record Holder. RECORD HOLDERS SHOULD NOT DELIVER REQUEST CARDS DIRECTLY TO THE COMPANY.

     RECORD HOLDERS SHOULD BE AWARE THAT FAILURE TO EXECUTE A GREEN REQUEST CARD HAS THE SAME EFFECT AS OPPOSING THE CALL OF THE SPECIAL MEETING.

     Only Record Holders are eligible to execute a GREEN Request card. Persons owning Shares "beneficially" (i.e., deriving the economic benefits of ownership thereof or having the power to vote or dispose of shares), but not "of record" (i.e., having one's name recorded on the stock transfer records of the Company), such as persons whose ownership of Shares is through a broker, bank, other financial institution or other record holder should contact their broker, bank, other financial institution or other record holder and instruct such person or entity to execute the GREEN Request card on their behalf.

     IF A GREEN REQUEST CARD IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A REQUEST TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING.

REQUESTS REQUIRED

     Pursuant to Article 2, Section 2.4 of the By-laws, the Company is required to call a special meeting of shareholders upon the written request of holders of 25% of the Shares issued and outstanding and entitled to vote in an election of directors. In order for the Record Holders to require the Company to call the Special Meeting, valid, unrevoked GREEN Request cards must be executed by Record Holders owning at least 25% of the outstanding Shares as of the Record Date.

     According to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "September 1996 10-Q"), filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of November 13, 1996, there were 2,344,302 Shares outstanding. Each shareholder is entitled to one vote on each matter submitted to a vote of the shareholders for each Share held of record by such shareholder.

     On the Record Date, the Requesting Parties owned of record 129,581 Shares, representing, based on information in the September 1996 10-Q, approximately 5.5% of the outstanding Shares.

     The Requesting Parties intend to execute Requests requiring the Company to call the Special Meeting with respect to all Shares which they own of record. Therefore, assuming no additional Shares have been issued since November 13, 1996 and no options or deferred stock incentive awards outstanding as of December 31, 1995 or issued thereafter have been exercised or vested (by acceleration or otherwise), as the case may be, Requests representing approximately 456,495 additional Shares will constitute the requisite number of Requests to require the Company to call the Special Meeting.

RECORD DATE

     In order to determine the shareholders entitled to request the call of the Special Meeting, the Record Date for the purposes of this Request Solicitation is December 23, 1996. The Georgia Business Corporation Code provides that, if not otherwise fixed in accordance with the By-laws, the record date for determining shareholders entitled to call a special meeting is the date that the first shareholder signs a request for the call of a special meeting. On December 23, 1996, Mr. Junkin signed a Request for the Special Meeting.

     Only Record Holders are entitled to require the Company to call a Special Meeting. If you acquired Shares after the Record Date without a proxy, you may not execute a Request to require the Company to call the Special Meeting with respect to such Shares. A Record Holder will retain the right to execute a Request card in connection with this Request Solicitation even if such Record Holder sells such Shares after the Record Date.

REQUEST DUE DATE

     Requests in connection with this Request Solicitation must be delivered to Mr. Junkin, for delivery to the Company, on or before January 15, 1997 which date may from time to time be extended, without notice, in the sole discretion of the Requesting Parties.

     The Company shall be required to call the Special Meeting at any time prior to the Request Due Date, upon delivery by Mr. Junkin to the Company of valid, unrevoked GREEN Request cards from the Record Holders holding at least 25% of the Shares issued and outstanding and entitled to vote. If upon inquiry, inspection or tabulation, it is determined that Mr. Junkin does not have a number of valid, unrevoked Requests from Record Holders representing at least 25% of the Shares issued and outstanding and entitled to vote, the Requesting Parties may continue to solicit Requests from the Record Holders until such time as a sufficient number of Requests to require the Company to call the Special Meeting have been delivered by Mr. Junkin to the Company.

REVOCATION OF REQUEST

     A Request executed and delivered by a Record Holder may subsequently be revoked by written notice of revocation to the Company or Mr. Junkin. A revocation may be in any written form validly signed and dated by the Record Holder as long as it clearly states that such Record Holder's Request previously given is no longer effective. Any valid revocation delivered to the Company or Mr. Junkin shall supersede any previously dated or undated GREEN Request card. To be effective, a Record Holder's written notice of revocation of his or her previously executed and delivered Request must be signed, dated and delivered prior to the time that the requisite number of valid, unrevoked GREEN Request cards by Record Holders holding at least 25% of the outstanding capital stock of the Company entitled to vote have been delivered by Mr. Junkin to the Company.

     Any revocation may be delivered to either Mr. Junkin at P.O. Box 30297, Sea Island, Georgia 31561 or the Company at any address provided by the Company. The Requesting Parties request that, if a revocation is delivered to the Company, a photostatic or other legible copy of the revocation also be delivered to Mr. Junkin at the address set forth above. In this manner, the Requesting Parties will be aware of all revocations and can more accurately determine if and when the requisite number of Requests have been received.

     If a Record Holder signs, dates and delivers a GREEN Request card to Mr. Junkin and thereafter, on one or more occasions, dates, signs and delivers a later-dated GREEN Request card, the latest-dated GREEN Request card will be controlling as to the instructions indicated therein and will supersede such Record Holder's prior Request or Requests as embodied in any previously submitted GREEN Request cards; provided, however, that any such later-dated GREEN Request card will be inoperative and of no effect if it is delivered after the Request Due Date or, if applicable, after the date during the solicitation period on which Requests become effective.

     If the Board chooses to oppose the Requesting Parties' Request Solicitation and if, in such instance, a Record Holder signs a Request revocation card sent to such Record Holder by the Board, such Record Holder may override that revocation by returning to Mr. Junkin, at the address set forth on the back cover of this Request Solicitation Statement, a subsequently dated and signed GREEN Request card.

                      SOLICITATION EXPENSES AND PROCEDURES

     The entire expense of preparing, assembling, printing and mailing the Request Solicitation and the accompanying form of Request and the cost of soliciting Requests (collectively, the "Solicitation Expenses") will be borne by Mr. Junkin. Mr. Junkin reserves the right, though no final determination has been made, to seek reimbursement from the Company for Solicitation Expenses if any of the Requesting Parties' Nominees are elected to the Board at the Special Meeting. Such reimbursement would be submitted to vote of the shareholders of the Company at the next annual meeting of the Company.

     In addition to the use of the mails, Requests may be solicited by the Requesting Parties by telephone, facsimile, telegraph and personal interviews, for which no additional compensation will be paid to such individuals.

     The Requesting Parties estimate that total expenditures relating to the solicitation will be approximately $35,000. To date, the Requesting Parties have spent approximately $25,000 of such total estimated expenditures.

     The Requesting Parties will not pay any fees or commissions to any broker or dealer or other person for soliciting Requests pursuant to the Request Solicitation.

     If the Special Meeting is called, the Requesting Parties currently do not intend to retain a proxy solicitation firm to solicit proxies in connection with the Special Meeting. The Requesting Parties currently do not intend to retain a proxy solicitation firm to solicit Requests.

                CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

     Mr. Junkin, Mr. Lockyer and Mr. Scott Junkin may be deemed to be "participants" (as defined in Instruction 3 to Item 4 of Rule 14a-101 of the Exchange Act) in this Request Solicitation. Mr. Junkin and Mr. Lockyer serve on the Board of Directors of the Company.

     The Requesting Parties' Nominees also may be deemed to be participants in this request solicitation. The Requesting Parties do not intend to designate the Requesting Parties' Nominees until such time as this solicitation of Requests is complete. The Requesting Parties intend to identify the Requesting Parties' Nominees and to provide all pertinent information regarding the background of the Requesting Parties' Nominees in the proxy solicitation material to be distributed in connection with the Special Meeting.

     Certain information relating to the beneficial ownership of Shares by participants in the solicitation and certain other information is contained in
Schedule I hereto and is incorporated herein by reference.

                             ADDITIONAL INFORMATION

     The principal executive offices of the Company are at 200 Plantation Chase, St. Simons Island, Georgia 31522. Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Although the Requesting Parties do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, the Requesting Parties do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

     For information regarding the security ownership of certain beneficial owners and the management of the Company, see Schedule II.

     NO MATTER HOW MANY SHARES YOU OWN, YOUR REQUEST TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING IS VERY IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GREEN REQUEST CARD AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   SCHEDULE I

                            BENEFICIAL OWNERSHIP OF
                   SHARES BY PARTICIPANTS IN THE SOLICITATION

     Mr. Junkin has his principal business address at P.O. Box 30297, Sea Island, Georgia 31561. Mr. Lockyer has his principal residential address at 311 Dunbarton Drive, St. Simons Island, Georgia 31522. Mr. Scott Junkin has his principal business address at 62 Southfield Avenue, Stamford, Connecticut 06902. Until October 17, 1996, Mr. Junkin and Mr. Lockyer served as the Chief Executive Officer and Chief Operating Officer, respectively, of the Company. Mr. Junkin and Mr. Lockyer are retired. Mr. Scott Junkin is an attorney.

     As of the date of this Request Solicitation, Mr. Junkin is deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act, as amended) 105,653 shares of Common Stock, which constitutes 4.5% of the outstanding shares of Common Stock and includes 5,544 shares which Mr. Junkin has a right to acquire pursuant to warrants or options. As of the date of this Request Solicitation, Mr. Lockyer is deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act, as amended) 66,581 shares of Common Stock, which constitutes 2.8% of the outstanding shares of Common Stock and includes 46,981 shares which Mr. Lockyer has a right to acquire pursuant to options. As of the date of this Request Solicitation, Mr. Scott Junkin is deemed to beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act, as amended) 37,244 shares of Common Stock, which constitutes 1.6% of the outstanding shares of Common Stock and includes 9,872 shares that may be acquired pursuant to warrants.

     As of the date of this Request Solicitation, Mr. Junkin owns of record 100,109 Shares, Mr. Lockyer owns of record 19,600 Shares and Mr. Scott Junkin owns of record 9,872 Shares.

     Mr. Junkin, Mr. Lockyer and Mr. Scott Junkin have purchased or sold the following Shares within the last 2 years:

                                                                           SHARES       PRICE PER
                     PARTICIPANT                    TRANSACTION DATE   PURCHASED/SOLD     SHARE
    ----------------------------------------------  -----------------  --------------   ---------
    Paul D. Lockyer...............................  February 2, 1996       3,125          $6.00
                                                                            sold
    Gregory S. Junkin.............................  March 31, 1995         3,850*         $6.50
                                                                         purchased
    Scott A. Junkin...............................  March 31, 1995         9,872*         $6.50
                                                                         purchased
              Total:..............................                         16,847
                                                                           ------

---------------

* A number of warrants equal to the number of Shares purchased were purchased concurrently by the participant without additional consideration.

     Except as otherwise set forth in this Schedule I, none of Mr. Junkin, Mr. Lockyer or Mr. Scott Junkin or any associate of any of the foregoing persons or any other person who may be deemed a "participant" in this solicitation has purchased or sold any Shares within the past two years, borrowed any funds for the purpose of acquiring or holding any Shares, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any Shares. There have not been any transactions since the beginning of the Company's last fiscal year and there is not any currently proposed transaction to which the Company or any of its subsidiaries was or is to be a party, in which any of Mr. Junkin, Mr. Lockyer or Mr. Scott Junkin or any associate or immediate family member of any of the foregoing persons or any other person who may be deemed a "participant" in this solicitation had or will have a direct or indirect material interest. Other than the directorships contemplated by the Special Meeting Proposals, none of Mr. Junkin, Mr. Lockyer or Mr. Scott Junkin or any associate of any of the foregoing persons or any other person who may be deemed a "participant" in this solicitation has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates will or may be a party.

     Mr. Lockyer is a participant in that certain 1991 Incentive Stock Option Plan and 1991 Nonstatutory Stock Option Plan adopted by the Registrant on May 30, 1991.

                                  SCHEDULE II

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty
(60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest. For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

     The following table sets forth share ownership information as of April 1, 1996, with respect to persons known at such date to the Company to be beneficial owners of more than 5% of the Shares, as such information was set forth in the
1996 Proxy Statement, and as of December   , 1996 with respect to the beneficial
ownership of the Requesting Parties. The information as to beneficial ownership by Leonard W. Golan, according to the 1996 Proxy Statement, was furnished to the Company by or on behalf of Mr. Golan. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

                            NAME AND ADDRESS                               NUMBER OF   PERCENT OF
                           OF BENEFICIAL OWNER                              SHARES       CLASS
-------------------------------------------------------------------------  ---------   ----------
Leonard W. Golan(1)......................................................   200,102          8.3%
  21st Floor, Three First National Plaza
  Chicago, Illinois 60602
Gregory S. Junkin, Paul D. Lockyer, Scott A. Junkin(2)...................   191,978          8.0%
  P.O. Box 30297
  Sea Island, Georgia 31561

---------------

(1) Mr. Golan's beneficial ownership of the shares of Common Stock attributed to him stems from (i) his having voting and investment power with respect to certain of those shares in his capacity as Trustee of each of the Leonard
     W. Golan Insurance Trust dated January 23, 1968, the Carol P. Golan Insurance Trust dated November 7, 1977, and the Carol P. Golan QTIP Trust dated April 18, 1995, and (ii) his claiming beneficial ownership of certain shares registered in the name of his son, John F. Golan. The number of shares beneficially owned by Mr. Golan includes the right to acquire 64,642 shares pursuant to Class A Warrants owned by Mr. Golan.
(2) Includes shares held by these individuals as a "group" as such term is used in Section 13(d)(3) of the Exchange Act and includes rights of the members of the group to acquire 48,481 Shares pursuant to Class A Warrants and 13,916 Shares pursuant to the exercise of vested options.

     The following table sets forth, as of April 1, 1996 (except as otherwise noted below), the name and address of, and the total number of Shares (if any) of the Company beneficially owned (as defined in Rule 13d-3 under the Exchange
Act) and the percentage of outstanding Shares beneficially owned by, (i) each person who is known to the Company to own beneficially 5% or more of the outstanding Shares, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of its executive officers and (iv) all directors and executive officers as a group. Except with respect to the percentage ownership set forth for Mr. Junkin and Mr. Lockyer, the information presented below has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Although the Requesting Parties do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, the Requesting Parties do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information.

                                                                        NUMBER OF   PERCENTAGE
                   NAME AND ADDRESS OF BENEFICIAL OWNER                  SHARES      OF CLASS
    ------------------------------------------------------------------  ---------   ----------
    L. McRee Harden(1)................................................    19,385        0.8%
      P.O. Box 2369
      Darien, Georgia 31305
    Michael D. Hodges(2)..............................................    38,764        1.6%
      207 Dunbarton Drive
      St. Simons Island, Georgia 31522
    Russell C. Jacobs, Jr.(3).........................................    16,763        0.7%
      308 Oak Grove Island Drive
      Brunswick, Georgia 31525
    Gregory S. Junkin(4)..............................................   105,653        4.5%(9)
      P.O. Box 30297
      Sea Island, Georgia 31522
    C. Kermit Keenum(5)...............................................    16,545        0.7%
      100 Old Mountain Road
      Powder Springs, Georgia 30073
    Paul D. Lockyer(6)................................................    66,581        2.8%(9)
      311 Dunbarton Drive
      St. Simons Island, Georgia 31522
    Jimmy D. Veal(7)..................................................    81,898        3.4%
      711 Beachview Drive
      Jekyll Island, Georgia 31527
    J. Thomas Whelchel(8).............................................    31,740        1.4%
      5 Glynn Avenue
      Brunswick, Georgia 31520
    All persons and executive officers as a group (8 persons).........   377,329       15.5%

---------------

(1) Includes 1,250 shares owned by his wife for which he disclaims beneficial ownership. Also includes the right to acquire 1,385 shares pursuant to vested options.
(2) Includes the right to acquire 30,124 shares pursuant to vested options.
(3) Includes the right to acquire 1,263 shares pursuant to vested options.
(4) Includes the right to acquire 4,044 shares pursuant to Class A Warrants, and 1,500 shares pursuant to vested options and 17,500 shares which he holds as nominee for Mr. Scott Junkin and as to which he does not have dispositive power.
(5) Includes the right to acquire 1,045 shares pursuant to vested options.
(6) Includes the right to acquire 46,981 shares pursuant to vested options.
(7) Includes 9,125 shares owned as custodian for his son, Daniel D. Veal, 9,125 shares owned as custodian for his son, Zachary T. Veal, both under the Uniform Gifts to Minors Act, and 1,958 shares pursuant to vested options.
(8) Includes 25 shares owned by Mr. Whelchel's daughter for which he disclaims beneficial ownership, and 1,390 shares pursuant to vested options.
(9) Since April 1, 1996, the total number of outstanding Shares has increased to 2,344,302. The percentage ownership for Mr. Junkin and Mr. Lockyer set forth below is calculated on the basis of 2,344,302 outstanding Shares.

                                  SCHEDULE III

TO:   My Fellow Shareholders

DATE: November 14, 1996

     By now you should have received Mr. J. Thomas Whelchel's letter of October 25, 1996 regarding the removal of Mr. Paul D. Lockyer and me as the senior management of Golden Isles Financial Holdings, Inc. (the "Company").

     It is necessary to respond to Mr. Whelchel's letter for at least two reasons. First, Mr. Whelchel's letter creates the impression that Mr. Lockyer and I have done something illegal or improper in managing the affairs of the Company. This impression is false and misleading, without any foundation whatsoever. Through my attorneys, I have informed Mr. Whelchel that I consider his letter libelous and I have demanded a written apology and that a retraction be sent to all shareholders. Mr. Whelchel has not yet responded.

     Second, Mr. Whelchel is proposing in his letter to make a very significant change in the Company's goals and operations, a change that I believe could reduce the Company's prospects for growth, increase the riskiness of its operations, and ultimately jeopardize its profitability. Every shareholder should be aware of the business implications of Mr. Whelchel's letter.

     Specifically, Mr. Whelchel is proposing to limit the Company's mission to providing banking and financial services in local communities, presumably in the Glynn County area. Although Mr. Whelchel has been a director almost since the inception of the Company, he seems unaware that the Company's mission was never to be solely a community bank. As stated in our 1994 prospectus (the basis on which many of you invested), the Company was formed with the purpose of becoming a diversified financial services company operating in Georgia, other sections of the Southeast, and in other geographic areas offering attractive opportunities. The Company's business plan has always been to establish a commercial banking business and then expand into other financial services businesses that are less intensively regulated and potentially more profitable than banking, and that add income streams and cross-selling opportunities to the Company.

     If the Company abandons this business plan (which has served the Company well, as reflected in Mr. Whelchel's discussion of the Company's good overall financial position) and focuses only on local communities, the Company will be foregoing the opportunity to grow and diversify its operations beyond the expected needs of Glynn County. Without greater geographic scope, the Company will be more vulnerable to adverse economic developments in its home area. Such a limited scope may also force the Company to limit the range of services it might otherwise offer, which would increase its exposure to its core business of community banking.

     While under management by Paul Lockyer and me, the Company sought to avoid these risks through a plan of geographic and product expansion, including the start-up of mortgage banking and consumer finance subsidiaries. In the course of implementing the Company's long-standing business plan, Mr. Lockyer and I oversaw the Company's growth from total assets of only $13.1 million on December 31, 1990 to total assets of $108 million on August 31, 1996, representing an eight-fold increase in just five and one-half years. The consumer finance unit appears to be achieving our forecasts of the past year, which called for it to be operating profitably by the fourth quarter of 1996. Mr. Whelchel has acknowledged the improving performance of this unit. Although the mortgage banking unit has incurred some losses, the unit appeared to be at the point of operating profitably as of October 17, 1996 (the date of the Board's action concerning Paul and me). Overall, the Company is in a good position to realize on its investment in the start-up costs of the consumer finance and mortgage banking units. This opportunity may be greatly diminished if the Company adopts Mr. Whelchel's plan for a more limited, community-based focus, or if the professional management recruited to the Company over the past year, at considerable Company expense and time, choose to resign because of their lack of confidence in the interim management.

     Mr. Whelchel attempts to defend his proposal for a fundamental change in the Company's business plan by saying it is a return to the Company's "original mission." This is incorrect, as noted above. Mr. Whelchel also contends that the Company must change its direction because there are excessive losses in the mortgage banking unit that need to be "examined", and there are excessive costs at the holding company level. I believe Mr. Whelchel is wrong on both counts.

     Mr. Whelchel's letter fails to describe the full circumstances surrounding the mortgage banking unit. First, Mr. Whelchel has greatly overstated the amount of losses incurred with respect to mortgage banking during 1996. The $400,000 operating loss cited by Mr. Whelchel completely ignores the fact that the mortgage banking unit also generated approximately $300,000 in net interest income for our Bank. This income reduces the 1996 loss through August to approximately $100,000, on a consolidated basis. Second, Mr. Whelchel has failed to disclose that, prior to October 17, the problems in the mortgage banking unit had already been "examined" -- by the previous management team -- and decisive action had already been taken -- again by the previous management team -- to correct those problems.

     In fact, Paul Lockyer and I recognized the losses in the mortgage banking unit months ago. We proposed and obtained unanimous Board approval for a restructuring plan in September and immediately thereafter cut costs, reduced personnel and terminated the warehouse lending operation, which was a major source of the problem. In September, we projected that the mortgage banking unit would begin operating profitably (exclusive of restructuring costs) in the fourth quarter of 1996. As noted above, the information available to me confirms that this was indeed happening. By the time of the Board's action on October 17, the unit's production volume met the projections set forth in the restructuring plan and the unit seemed likely to meet our projections for the fourth quarter.

     However, as a result of the recent turmoil, it is difficult to expect employees and customers to continue to respond in the positive fashion we were experiencing prior to October 17. It is my opinion that as a result of the precipitous action of the Board on that date, we can anticipate the mortgage banking unit's losing money in the fourth quarter, rather than breaking even or making a profit. Employee morale is extremely low, with employees fearful that the mortgage banking unit will be eliminated altogether and they will lose their jobs. In addition, I understand that the Company has begun to lose business as competitors suggest to customers and prospects that our mortgage banking unit is going out of business.

     As for costs at the holding company level, Mr. Whelchel again has not described the full circumstances. A large percentage of the $960,000 in annualized costs for 1996 consists of interest expense incurred by the holding company to help finance the operating units. The operating units reimburse the holding company for a portion of this expense, providing the holding company with interest income. Based on unaudited numbers through August 31, 1996, the holding company can expect annualized interest income for 1996 of approximately $265,000. This interest income offsets approximately 27.5% of the holding company expenses identified by Mr. Whelchel. If the annualized interest income to the holding company is deducted from Mr. Whelchel's 1996 annualized figures, then the net annualized expenses for 1996 are only $695,000. While it is correct that non-interest expenses at the holding company increased significantly during the twelve months ending August 31, 1996 (by approximately 31%), the Company's assets grew during the same period from approximately $70.9 million to $108 million -- a growth of about 52%.

     The growth in non-interest expense at the holding company level has come in large part from additions to personnel. In criticizing the growth of these expenses, Mr. Whelchel ignores the fact that a business is not as likely to grow successfully unless it attracts and retains first quality professional staff. To service the needs of our three growing subsidiaries, the previous management team felt it prudent to add a professional staff member in each of the following areas where we previously did not have a single dedicated staff member at any level in the organization: human resources, information systems, internal audit and compliance. Such personnel were hired at the holding company level because that was obviously more cost-effective than hiring staff in each of these areas for each subsidiary. Mr. Whelchel's implicit complaint about these personnel expenses seems to suggest that either he would prefer the Company to take the less cost-effective approach and hire professional staff at each subsidiary, or he would have the Company do without management expertise in these areas altogether. Neither approach makes sense to me. Mr. Whelchel's failure to recognize these considerations is disturbing, and has apparently led him to the conclusion that costs must be cut by reducing management personnel -- to the point that I am concerned the Company could be left without the experienced industry professionals needed to guide it. This would be a dangerous state of affairs for the Company.

     As many of you know, I am one of the Company's founders, the second largest shareholder and continue to be a director. I personally raised a large portion of the Company's capital. There can be no doubt that I have a significant continuing stake in the Company's welfare. I believe Mr. Whelchel's plan to limit the Company to a community focus is riskier and offers less growth and profit potential than continued pursuit of a full service regional financial services business. Mr. Whelchel's letter of October 25 suggests to me that he does not fully appreciate the complexities of the Company's business, notwithstanding the frequent Board meetings (25 days of meetings in the last 24 months alone) at which previous management kept the Board fully informed about the Company's activities and position. Mr. Whelchel's letter has not been totally candid about the situation at the mortgage banking unit, nor about the level of holding company expenses. In my view, his plan merely to "evaluate" the situation for an unspecified period of time threatens to disrupt the Company's relationships with its customers, employees and financing sources. If the Company adopts Mr. Whelchel's proposal, it will abandon a promising strategy for maximizing long term shareholder value. Every shareholder should be deeply concerned about such a prospect.

     For the reasons outlined above, as well as many others not mentioned in this letter, I feel a very strong obligation to make my views known regarding this potentially disastrous situation. If you share my concerns, you may wish to contact the Board directly. I am presently considering what additional action I may take. On the advice of counsel, I am also filing with the U.S. Securities and Exchange Commission certain forms that may be required under the federal securities laws, specifically a Schedule 13D and certain information required under Regulation 14A, regarding, among other things, my current intentions in this matter.

                                          Sincerely,

                                          Gregory S. Junkin

cc:  Bruce N. Hawthorne, Esq.
     M. Robert Thornton, Esq.

     If your Shares are held in the name of a brokerage firm, bank or bank nominee, only it can execute a Request with respect to your Shares and only upon your specific instructions. Accordingly, please contact the persons responsible for your account and instruct them to execute the GREEN Request card.

     THE REQUESTING PARTIES STRONGLY URGE YOU TO SIGN, DATE AND RETURN TO MR. JUNKIN, AT THE ADDRESS INDICATED BELOW, THE ENCLOSED GREEN REQUEST CARD IN ORDER TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING.

     A REQUEST TO REQUIRE THE COMPANY TO CALL THE SPECIAL MEETING IS ONLY EFFECTIVE IF EXPRESSED BY RECORD HOLDERS OWNING AT LEAST 25% OF SHARES ISSUED AND OUTSTANDING AND ENTITLED TO VOTE. THE FAILURE TO EXECUTE A GREEN REQUEST CARD HAS THE SAME EFFECT AS OPPOSING THE CALL OF THE SPECIAL MEETING.

     Questions and requests for assistance in completing or delivering Request cards may be directed to Mr. Junkin or Mr. Lockyer at the following addresses and telephone numbers:

               Gregory S. Junkin                            Paul D. Lockyer
                 P.O. Box 30297                           311 Dunbarton Drive
           Sea Island, Georgia 31561                St. Simons Island, Georgia 31522
                 (912) 638-4447                              (912) 638-2381

                              REQUEST SOLICITATION

                     GOLDEN ISLES FINANCIAL HOLDINGS, INC.

                     THIS REVOCABLE REQUEST IS SOLICITED BY

              GREGORY S. JUNKIN, PAUL D. LOCKYER, SCOTT A. JUNKIN

    The undersigned, acting with regard to all shares of common stock, no par value ("Shares"), of Golden Isles Financial Holdings, Inc., a Georgia corporation (the "Company"), which the undersigned is entitled to vote as of December 23, 1996, hereby requests the taking of the action described below.

    The undersigned hereby requests:

    That the Company be required to call a special meeting (the "Special Meeting") of the shareholders of the Company pursuant to Article 2, Section 2.4 of the Company's By-laws to consider and vote on the "Special Meeting Proposals" described in the Request Solicitation Statement of Gregory S. Junkin, Paul D. Lockyer and Scott A. Junkin, dated December 23, 1996 under the heading "THE SPECIAL MEETING PROPOSALS" and that Gregory S. Junkin be designated the "Officer of Persons Calling the Meeting" with any and all powers granted pursuant to
Article 2, Section 2.5 of the By-laws of the Company to deliver or direct the delivery of the notice of the Special Meeting and to exercise any and all additional rights and authority pursuant thereto.

          [ ] REQUEST          [ ] WITHHOLD REQUEST         [ ] ABSTAIN

    Gregory S. Junkin, Paul D. Lockyer and Scott A. Junkin strongly recommend that you REQUEST the preceding action.

                 (continued, and to be signed on reverse side)

                          (continued from other side)

    IF A GREEN REQUEST CARD IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A REQUEST THAT THE COMPANY BE REQUIRED TO CALL THE SPECIAL MEETING AND THAT GREGORY S. JUNKIN BE DESIGNATED AS THE "OFFICER OF PERSONS CALLING THE MEETING."



                                                Dated:                     1996
                                                       -------------------,


                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature (if jointly held)

                                                --------------------------------
                                                Title:

                                                Please sign exactly as your name
                                                appears on your stock
                                                certificate. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as an
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, give full title as
                                                such. If a corporation, sign in
                                                full corporate name by president
                                                or other authorized officer. If
                                                a partnership, sign in
                                                partnership name by authorized
                                                person.

   PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.